EXHIBIT 10.1


                                   AMENDMENT
                                     TO THE
                EXECUTIVE SEVERANCE/CHANGE IN CONTROL AGREEMENT

         The Executive Severance/Change in Control Agreement dated as of August 26, 2000 (the "Agreement"), by and between General Binding Corporation, including its subsidiaries and any successors thereto (collectively referred to as "GBC"), and [Executive] ("Executive"), is hereby amended as follows:

         1. Section 1 of the Agreement is amended to add the following sentence to the end thereof:

"Anything in the foregoing to the contrary notwithstanding, upon such involuntary termination Executive shall be deemed to have satisfied the age and service requirements for retiree medical benefits as in effect on February 10, 2005, and as described in Chapters 4.3 and 4.4 of GBC's Employee Group Benefit Plan plan document effective January 1, 2003, and Executive and his eligible dependents may commence coverage for such retiree benefits at any time following the expiration of the active employee medical and dental continuation coverage period described above (to the same extent and on the same cost-sharing basis as do other GBC retirees with the same combined age and years of service as of Executive's date of termination)."

         2. Section 3 of the Agreement is amended to add the following sentence to the end thereof:

"Anything in the foregoing to the contrary notwithstanding, upon a Change in Control Termination Executive shall be deemed to have satisfied the age and service requirements for retiree medical benefits as in effect on February 10, 2005, and as described in Chapters 4.3 and 4.4 of GBC's Employee Group Benefit Plan plan document effective January 1, 2003, and Executive and his eligible dependents may commence coverage for such retiree benefits at any time following the expiration of the active employee medical and dental continuation coverage period described above (to the same extent and on the same cost-sharing basis as do other GBC retirees with the same combined age and years of service as of the date of Executive's Change in Control Termination)."

         3. In all other respects, this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Executive and GBC, by its duly authorized representatives, have executed this Amendment effective as of the date set forth below.

                                                GENERAL BINDING CORPORATION

-------------------------------                 By: ---------------------------
[Executive]                                     Title:

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Date:  March 17, 2005                           Date:  March 17, 2005